FOR FURTHER INFORMATION:                                           TRADED:  NYSE
                                                                   SYMBOL:  ELK
Richard J. Rosebery, Vice Chairman,
Chief Financial and Administrative Officer, and Treasurer
(972) 851-0510

PRESS RELEASE
FOR IMMEDIATE RELEASE


                    ELCOR REPORTS SHARPLY HIGHER FISCAL 1998
                       SECOND QUARTER SALES AND EARNINGS

DALLAS, TEXAS, January 20, 1998 . . . . Elcor Corporation announced today that net income for the second quarter ending December 31, 1997, rose 28% to $2,948,000, or $.22 per diluted share, from $2,309,000, or $.17 per diluted share, in the year-ago quarter. Sales increased 20% to $61.0 million from $50.6 million last year. Record second quarter sales were aided by El Nino's effect on increased demand for our Elk premium laminated shingles supplied by its new Shafter, California plant and by a strong increase in industrial products sales.

For the six months ending December 31, 1997, net income rose 37% to $8,342,000, or $.62 per diluted share, from $6,077,000, or $.46 per diluted share, last year. Sales increased 17% to $134.5 million from $115.2 million in the first half last year.

Harold K. Work, Chairman and Chief Executive Officer, said, "The Roofing Products sector continued to see growing demand for our Elk subsidiary's patented Enhanced High Definition(R) and Raised Profile(TM) Prestique(R) premium laminated fiberglass asphalt shingles. Elk's new Shafter,

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PRESS RELEASE
Elcor Corporation
January 20, 1998
Add One

California plant responded well as the El Nino weather phenomenon sparked a surge in West-Coast demand for our Elk Prestique premium laminated fiberglass asphalt shingles during the last two quarters. Elk's new Ennis, Texas nonwoven fiberglass roofing mat plant is also performing well and is now positioned to supply high quality roofing mats to satisfy the growing need for these products."

Work said, "Elcor's Industrial Products segment again achieved sharply higher sales and operating profits in this year's December quarter, continuing the strong turnaround which began in the June quarter of fiscal 1997. Sales rose about 87% above the year-ago period, paced by accelerating demand for Chromium Corporation's Compushield(R) Conductive Coatings used in telecommunications and other electronic equipment industries. In addition, increasing use of Ortloff Engineers' technology licensing and consulting services for the natural gas processing industry also contributed to significantly improved results, as did higher demand for Chromium's remanufactured diesel engine components for the transportation industry," he said.

FINANCIAL POSITION

Elcor's financial position remains strong. First-half net cash flows from operating activities of $22.8 million fully covered the $5.5 million spent in investing activities and permitted a $14.9 million reduction in long-term debt from $52.6 million at June 30, 1997 to $37.7 million at December 31, 1997, the low point in our working capital cycle. In the second quarter, the company

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PRESS RELEASE
Elcor Corporation
January 20, 1998
Add Two

increased its unsecured long-term revolving credit facilities to $100 million through October 31, 2002. The increased credit facilities will be available to finance both the seasonal pickup in working capital needs and the strong growth in demand expected in the years ahead. At December 31, 1997, shareholders' equity was $119.6 million; total capital was $157.3 million; long-term debt as a percent of total capital was 24%; and the current ratio was 3.2:1.

OUTLOOK

"At the present time, we continue to expect that growing demand for Elk's patented Prestique premium laminated fiberglass asphalt shingles and for our industrial products and services should substantially boost fiscal 1998 sales and earnings. We also expect that fiscal year earnings gains will continue to reflect greater growth in our seasonally stronger first and fourth fiscal quarters. Looking ahead to the longer term, we have made and are continuing to make the investments to expand capacity and to develop new value added products and services in high growth niche markets that should drive strong growth in sales and earnings in the years ahead," Work concluded.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward looking statements that involve risks and uncertainties. Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences

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PRESS RELEASE
Elcor Corporation
January 20, 1998
Add Three


could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the fiscal year ended June 30, 1997 and its subsequent Form 10-Q and Forms 8-K.

                                - - - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.

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
PRESS RELEASE
Elcor Corporation
January 20, 1998
Add Four

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)

                                              Second Quarter                                          Trailing
                                             Three Months Ended          Six Months Ended        Twelve Months Ended
                                                 December 31,              December 31,              December 31,
                                              1997         1996         1997         1996         1997          1996
                                            --------     --------     --------     --------     --------     --------
SALES                                       $ 60,965     $ 50,636     $134,481     $115,172     $250,065     $217,744
                                            --------     --------     --------     --------     --------     --------
COSTS AND EXPENSES:
    Cost of Sales                             47,301       39,242      102,702       89,766      191,165      169,025
    Selling, general and administrative        8,384        7,680       17,189       15,577       32,366       30,593
    Reduction in value of assets                   0            0            0            0            0        1,037
    Interest expense, net                        614           52        1,373          213        2,296          352
                                            --------     --------     --------     --------     --------     --------

Total Costs and Expenses                      56,299       46,974      121,264      105,556      225,827      201,007
                                            --------     --------     --------     --------     --------     --------
INCOME BEFORE INCOME TAXES                     4,666        3,662       13,217        9,616       24,238       16,737
Provision for income taxes                     1,718        1,353        4,875        3,539        8,971        6,163
                                            --------     --------     --------     --------     --------     --------

NET INCOME                                  $  2,948     $  2,309     $  8,342     $  6,077     $ 15,267     $ 10,574
                                            ========     ========     ========     ========     ========     ========
NET INCOME PER SHARE
    Basic                                   $   0.22     $   0.18     $   0.63     $   0.46     $   1.16     $   0.80
                                            ========     ========     ========     ========     ========     ========
    Diluted                                 $   0.22     $   0.17     $   0.62     $   0.46     $   1.14     $   0.80
                                            ========     ========     ========     ========     ========     ========
AVERAGE COMMON SHARES OUTSTANDING
    Basic                                     13,231       13,170       13,217       13,154       13,207       13,151
                                            ========     ========     ========     ========     ========     ========
    Diluted                                   13,523       13,265       13,484       13,227       13,434       13,268
                                            ========     ========     ========     ========     ========     ========

PRESS RELEASE
Elcor Corporation Quarterly Results
January 20, 1998
Add Five

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)


                                                                                                      December 31,
ASSETS                                                                                             1997         1996
------                                                                                           --------     --------
Cash and cash equivalents                                                                        $  4,450     $  2,917
Receivables, net                                                                                   34,757       29,207
Inventories                                                                                        29,419       21,445
Deferred income taxes                                                                               2,342        2,647
Prepaid expenses and other                                                                          3,173        2,483
                                                                                                 --------     --------

   Total Current Assets                                                                            74,141       58,699

Property, plant and equipment, net                                                                117,860      118,147
Other assets                                                                                        3,221        4,297
                                                                                                 --------     --------

   Total Assets                                                                                  $195,222     $181,143
                                                                                                 ========     ========




                                                                                                      December 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                                                               1997         1996
------------------------------------                                                             --------     --------
Accounts payable & accrued liabilities                                                           $ 23,461     $ 24,681
Current maturities on long-term debt                                                                    0            0
                                                                                                 --------     --------

   Total Current  Liabilities                                                                      23,461       24,681

Long-term debt                                                                                     37,700       39,000
Deferred income taxes                                                                              14,508       10,009
Shareholders' equity                                                                              119,553      107,453
                                                                                                 --------     --------

   Total Liabilities and Shareholders' Equity                                                    $195,222     $181,143
                                                                                                 ========     ========

PRESS RELEASE
Elcor Corporation
January 20, 1998
Add Six

Condensed Statement of Cash Flows
(Unaudited, $  in  thousands)

                                                         For the Six Months Ended
                                                              December 31,
                                                           1997          1996
                                                         --------      --------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                               $  8,342      $  6,077
Adjustments to net income
     Depreciation and amortization                          5,370         3,872
     Deferred income taxes                                  1,096         1,760
     Changes in assets and liabilities:
       Trade receivables                                    8,421        13,275
       Inventories                                          4,008         5,303
       Prepaid expenses and other                             399          (527)
       Accounts payable and accrued liabilities            (4,825)       (3,913)
                                                         --------      --------

Net cash from operations                                   22,811        25,847
                                                         --------      --------

INVESTING ACTIVITIES
     Additions to property, plant & equipment              (5,748)      (11,794)
     Other                                                    254           (57)
                                                         --------      --------

Net cash from investing activities                         (5,494)      (11,851)
                                                         --------      --------

FINANCING ACTIVITIES
     Long-term borrowings                                 (14,900)      (14,000)
     Dividends on common stock                             (1,587)       (1,230)
     Treasury stock transactions and other, net                19           407
                                                         --------      --------

Net cash from financing activities                        (16,468)      (14,823)
                                                         --------      --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          849          (827)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              3,601         3,744
                                                         --------      --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD               $  4,450      $  2,917
                                                         ========      ========